                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [X]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             eXcelon Corporation
                (Name of Registrant as Specified In Its Charter)

                        Progress Software Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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
                                          Filed By Progress Software Corporation
                                          Pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934

                                          Subject Company: eXcelon Coproration
                                          Commission File Number.:000-21041


Joseph Alsop, CEO of Progress Software Corporation, sent the following email to eXcelon employees on November 5, 2002.


To:       Everyone at eXcelon Worldwide

From:     Joseph Alsop

Date:     5 November 2002

Subject:  Update on eXcelon-PSC Business Integration Plan

It has been about two weeks since we announced our agreement to combine eXcelon and Progress Software Corporation (PSC).

We have formed a matrix of integration planning teams made up of leaders in both companies that are looking at all aspects of the business integration effort. Regular meetings are already occurring in areas such as engineering, sales, information technology, and so forth. As many of you will be asked for input to the planning process, I thank you in advance for your commitment to our mutual success. Conversely, if you feel you have input that may be important to the process, please don't wait to be asked. Contact one of the following integration team ("I-Team") leaders as soon as possible:

General           Pete Moloney
                  pmoloney@progress.com
                  ---------------------
                  603-578-6738

HR                Joe Andrews
                  jandrews@progress.com
                  ---------------------
                  781-280-4216

tPC               Ed Sugrue
                  esugrue@progress.com
                  --------------------
                  781-280-4103

Sonic             Don Seib
                  dseib@sonicsoftware.com
                  -----------------------
                  781-999-7080

eXcelon           Lacey Brandt
                  brandt@exln.com
                  ---------------
                  781-674-5315

IT                Rick Catalano
                  catalano@progress.com
                  ---------------------
                  781-280-4385

The response to our announcement from analysts and press has been very positive. For example, Gartner Group analyst Roy Schulte was quoted in the publication Line56 saying, "The eXcelon acquisition brings that company's Stylus Studio, extensible information server (XIS) and business process management (BPM) components to bear... Sonic's ESB [Enterprise Service Bus] twist is a lighter, simpler version of what classic integration brokers offer... It's at a fraction of the price, it's simpler and in some cases easier to implement."

And AMR wrote: "With the advent of XML-based Web services, companies will also see more advantages to using a database and a range of tools designed specifically to support XML and a service-oriented architecture... And Sonic gains deeper integration capabilities as well as the development tools and database to get it out of the scenario of competing just for integration business. Overall, the two should make a good play for a Web services infrastructure bundle."

We concur. The product synergies and market opportunities of our combined companies are compelling. Check out the FAQ posted on eXcelon's intranet and on the PSC investor relations website at:

http://media.corporate-
-----------------------
ir.net/media_files/nsd/prgs/faq_3.pdf
-------------------------------------

for the strategic directions driving this merger.

So far, integration planning has involved research and meeting people on both sides. Over the next few weeks we hope to start establishing more specific plans. We also have been busy preparing the SEC filings necessary to gain approval by the SEC and eXcelon stockholders, which are prerequisites to closing. On Monday eXcelon filed the preliminary stockholder proxy for review by the SEC and we continue to believe we are on track to close sometime around the end of the calendar year.

I know many of you have specific questions about what will take place and when. You may wonder if there will be room for you in the combined organization. Where will you work? What will it be like working for the Progress Company (tPC) or Sonic Software?

As you can imagine, there are many things to sort out here. Our primary goals are to ensure a solid and sustainable business around the object database products, accelerate growth of Sonic from synergies with eXcelon's XML products, and create a work environment that will allow us to capture other upside opportunities from this merger.

We cannot yet say how many people will be affected by staff reductions, but it is our desire to retain as many as possible to meet our business goals, which also include a commitment to sell, support, and continue developing all key eXcelon products. In making decisions, we are looking at the talent pool of the combined organizations as a whole to obtain the top talent we need to be successful moving forward.

At the time of the merger all eXcelon employees will become employees of one of the business units of PSC. Roughly speaking, about half will become part of the Progress Company, and most of the rest part of Sonic Software. Most employees will move to the PSC facility nearest to their present eXcelon office location within a few weeks of the merger.

eXcelon employees that become PSC employees (whether they join Sonic, or the Progress Company, or one of the other organizations within PSC) will be eligible for all the same benefits, programs, job opportunities, and other privileges as available to other PSC employees. Also, your years of service with eXcelon will be credited toward PSC seniority with respect to benefits programs.

Please take time to read the "HR FAQ" that follows at the bottom of this e-mail, which may help answer additional questions about working for PSC. I trust that you'll find PSC to be a vibrant and stimulating atmosphere with lots of potential for growth. If you have additional questions about any of our HR programs, please contact Joe Andrews, VP of Human Resources at PSC, as indicated above.

Regarding eXcelon customers, I am aware that many have been asking about the future of eXcelon products and what they can expect from PSC. Please look for a joint letter that Joe Bellini and I plan to send directly to each customer, explaining our intent to continue support for eXcelon products and to build long-term business relationships with them. Should you have the opportunity to convey this message directly to customers and prospects, please do so.

We will do our best to keep you informed within the limits of our need to continue as separate companies for now. Please stay tuned, and thank you for whatever you can contribute to the integration planning effort.

Excitement for this merger is definitely building here at PSC. We hope you feel it too.


Joe Alsop
CEO Progress Software



******************************************
.................................................................................

Human Resources FAQ for eXcelon Employees:

1.   Will all employees be hired by Progress Software Corporation (PSC)?

     At this point in time PSC and eXcelon are reviewing business plans and have not finalized the organizational structure. Therefore, headcount requirements have not been determined. As a result of the consolidation and the possibility of having redundant positions within the two companies we do expect that there will be a reduction in force.

2. Will eXcelon employees have to apply for jobs and be interviewed for positions at PSC?

     You will not have to formally apply for positions created within PSC as a result of this acquisition. The integration leaders from both companies will be making staffing decisions based on the relative skill sets required to meet the new business plans.

3.   When will we become PSC employees?

     Once all of the regulatory and stockholder approvals have been secured and the acquisition has officially closed, eXcelon employees will become employees of PSC. We expect this to occur in the second half of December or in January.

4.   How many employees are there at PSC overall?

     Currently there are over 1300 employees worldwide in PSC; Sonic has just over 100; the Progress Company has just over 1000; the balance are in PeerDirect and corporate organizations.

5. What kind of career path and opportunities for growth will there be for me at PSC?

     Once the final approval of the acquisition is granted, eXcelon employees who continue with PSC after the acquisition will share the same opportunities as current PSC employees.

6.   Is PSC secure enough to offer increased opportunities in future?

     PSC has been in business for over 20 years, a public company since 1991, and consistently profitable with no debt and significant cash reserves. We've shown year over year revenue growth over the last 5 quarters and profit growth for the last three quarters. PSC is committed to growth in both revenue and profit in the markets we serve, and we believe combining forces with eXcelon will accelerate our growth strategies.

7.   Will my pay or compensation plan change?

     It is PSC's general intention not to negatively impact the compensation of those employees who remain with PSC. However, after the business model is finalized, a competitive market analysis will be completed and appropriate compensation packages will be developed and communicated to employees.

8.   Will my manager change?

     Once the business plans have been finalized and the organizational structure has been determined, we will be in a better position to identify the management team. As a result, it's possible your manager may change.

9.   What will happen to my eXcelon options? Will I receive PSC options?

     Once all approvals have been obtained and the acquisition is completed, all options to purchase shares of eXcelon common stock for less than $3.19 per share will be cashed in for the difference between the exercise price and $3.19 per share; options with exercise prices above $3.19 per share will have no value.

     eXcelon employees who become PSC employees shall be eligible for the same equity programs as other PSC employees. Included is the potential for option grants for key employees and eligibility to participate in the Employee Stock Purchase Plan.

10.  What will happen to our benefits package?

     PSC offers a complete benefits package for its employees. eXcelon employees who transfer to PSC will be eligible to participate in all PSC's benefit plans as applicable to your locale. In the US, highlights of our benefit package include:

     - A comprehensive medical and dental plan with doctor and prescription drug copays very similar to what is offered with the eXcelon medical plan. For calendar year 2002, PSC pays 90% of the monthly premium for Individual only coverage and 83% of the Family monthly premium. These percentages are subject to change in future plan years.

     - A 401(k) plan managed through Fidelity with a discretionary company match based on attaining corporate financial goals and subject to service requirements.

     - Income protection coverage with short term and long term disability and employee life insurance all paid by the Company; optional life insurance available for employee, spouse, and dependent children.

     - Flexible spending reimbursement accounts to reimburse you for certain health, dental and adoption expenses.

     - An innovative Employee Stock Purchase Plan where employees can purchase PSC stock at a 15% discount with an extended offering period of 27 months (versus 6 months typically), to maximize the potential for gains.

     - Time off policies allowing for employee flexibility - includes a competitive vacation package and holiday pay. Our vacation accrues as follows: Up to 5 years = 15 days/annually, 5 through 9 years = 18 days/annually, 10+ years = 21 days/annually. At any point in time, you can have a vacation balance up to your annual accrual. Holiday Pay accrues at 11 total holidays per year: currently 6 company designated, 5 employee designated.

     Complete details of PSC' benefit package and costs will be provided as we move closer to the actual close. Employees transferring to PSC will retain their service date, which will apply to appropriate benefit programs.

11. What will the company culture be like? (e.g. dress code, flex time, formality)

     PSC has an open and entrepreneurial culture where we value employee contributions and successes. Our values focus on leadership in the market, strong financial performance, partner and customer focus, employee professional growth and honesty and integrity. We have no formal dress code and casual attire is welcomed. Flex time practices are left to the managers of individual departments.

12. What can we expect over the next several weeks? How will we learn the details of PSC as they unfold?

     We must all make sure we stay focused on continuing to provide outstanding service to our customers. eXcelon will continue to operate independently until eXcelon stockholders approve the acquisition and the transaction is closed. We must stay focused so as to prevent a let down in service during this interim time frame.

     During the interim, integration teams will be meeting regularly to develop business and action plans for going forward. We will continue to ask you for information, which is critical to ensuring that we build a solid future and we encourage you to ask the same type of questions of any one of the PSC Leadership Team members.

     As the teams start to build concrete strategic plans, the PSC and eXcelon leadership teams will provide you with updated information. We expect that some decisions and business practices will evolve and shift with time. This evolution is very common in business integrations such as ours and we aim to communicate frequently throughout this process.

13.  What should we do if we have questions we would like answered?

     Please don't hesitate to seek answers to questions you have. You should address questions to your direct supervisor and in the event that he/she doesn't have the answers, questions can be directed to the PSC/eXcelon Integration Managers who have been named in other communications.

     It is important to communicate questions and concerns during this time of transition. The PSC/ Sonic/ tPC management team is committed to being as responsive as possible to your information needs. You can also contact Joe Alsop (jwa@progress.com), CEO of Progress Software, Greg O'Connor (oconnor@sonicsoftware.com), President of Sonic Software, or Dave Ireland (direland@progress.com), President of the Progress Company, with any questions you may have.

14.  Where can I find out more information on PSC?

     You can visit PSC's website at www.progress.com to get more information. In addition, you can pose questions to representatives of PSC/Sonic/tPC, some of who will be present at your office on multiple occasions. We will be either meeting with you or emailing you every two weeks with updates.


                                       ###

In connection with the merger, eXcelon plans to file a proxy statement with the Securities and Exchange Commission (the"SEC") and mail the proxy statement and related materials to stockholders of eXcelon. Stockholders of eXcelon are urged to read these materials when they become available because they will contain important information about eXcelon, the merger and other related matters. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Lacey Brandt, Chief Financial Officer, eXcelon Corporation, 25 Mall Road, Burlington, Massachusetts, 01803, telephone:
(781) 674-5000. Investors and security holders will also be able to obtain free copies of the proxy statement and other documents filed by eXcelon and PSC with the SEC in connection with the merger at the SEC's web site at www.sec.gov.

PSC, eXcelon and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies from eXcelon's stockholders in connection with the merger. Such individuals may be deemed to have interests in the merger, including as a result of holding options or shares of eXcelon stock. Information about the directors and executive officers of eXcelon and their ownership of eXcelon stock is set forth in eXcelon's proxy statement for its 2002 annual meeting of stockholders. Investors may obtain additional information about the interests of the above-mentioned persons in this transaction by reading the proxy statement regarding the merger when it becomes available.

STOCKHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

SAFE HARBOR STATEMENT
Except for the historical information and discussions contained herein, statements contained in this release about PSC, eXcelon and the merger may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits and timing of the merger. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the merger, unexpected delays involved in the closing of the merger, eXcelon's or PSC's inability to satisfy the conditions to closing of the merger, failure of eXcelon's stockholders to approve the merger, the risk that eXcelon's business and technology will not be integrated successfully, the receipt and shipment of new orders for the combined company, the timely release of enhancements to the combined company's products, the growth rates of certain market segments, the positioning of the combined company's products in those market segments, market acceptance of the application service provider distribution model, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the combined company's ability to penetrate international markets and manage its international operations. PSC and eXcelon disclaim any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. For further information regarding risks and uncertainties associated with PSC and eXcelon and information concerning the merger, please refer to PSC's and eXcelon's filings with the Securities and Exchange Commission, including PSC's and eXcelon's annual reports on Form 10-K for the fiscal years ending 2001 and subsequently filed reports.